UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 205490

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2021

MMEX RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3616 Far West Blvd., #117-321

Austin, Texas 78731

(Address of principal executive offices)

Registrant's telephone number, including area code: (855) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act

☐     Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐     Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐     Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Securities registered pursuant to Section 12(b) of the Act: N/A

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Deﬁnitive Agreement.

On December 22, 2021, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”), pursuant to which we agreed to issue and sell to the Purchaser, in a private placement (the “Offering”), 1,500 shares of our Series B Convertible Preferred Stock (“Series B Preferred Stock”) and warrants to purchase up to an aggregate of 15,000,000 shares of our common stock (the “Series D Warrants”) for gross proceeds of $1.5 million.

The shares of Series B Preferred Stock will have a stated value of $1,000 per share and are convertible into an aggregate of 15,000,000 shares of common stock at an initial conversion price of $0.10 per share and are subject to full ratchet anti-dilution protection and other customary adjustments for stock splits and similar transactions. The shares of Series B Preferred Stock are non-voting and would participate in any dividends or distributions made on our common stock on an as if converted basis. Upon any liquidation, dissolution or winding-up of the Company, the holders of Series B Preferred Stock will be entitled to receive the same amount that a holder of our common stock would receive if the shares of Series B Preferred Stock had been fully converted into common stock, which amounts will be paid pari passu with all holders of common stock.

The Series D Warrants have an exercise price of $0.10 per share, will be immediately exercisable upon issuance, will expire on the fifth anniversary from the issuance date and are subject to full-ratchet anti-dilution protection and other customary adjustments for stock splits and similar transactions.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. The closing of the Offering is expected to occur on or about December 28, 2021, subject to satisfaction of customary closing conditions.

We intend to use the net proceeds of the Offering for further development of our planned hydrogen and ultra-low sulfur fuel projects combined with CO2 capture, and for general working capital purposes.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on July 19, 2021, we offered and sold to the Purchaser, among other securities, warrants to purchase up to an aggregate of 2,575,500 shares of our common stock at an exercise price of $0.80 per share (the “Series A Warrants”). In order to induce the Purchaser to provide the new financing of $1.5 million in the Offering described above, we have agreed to reduce the exercise price of the Series A Warrants to $0.0001 per share. We have further agreed to issue to the Purchaser (i) additional unregistered new warrants to purchase up to an aggregate of 14,399,500 shares at an exercise price of $0.0001 per share (the “Series B Warrants”) and (ii) additional unregistered new warrants to purchase up to an aggregate of 2,575,500 shares at an exercise price of $0.10 per share (the “Series C Warrants”). Each of the Series B Warrants and Series C Warrants will be immediately exercisable upon issuance and will expire on the fifth anniversary from the issuance date.

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The shares issuable upon the exercise of the Series A Warrants issued are registered pursuant to a registration statement on Form S-3 (File No. 333-255559) which became effective by the Securities and Exchange Commission (the “Commission”) on May 14, 2021.

The warrants and the shares of Series B Convertible Preferred Stock contain provisions that limit exercise of the warrants and conversion of the shares to the extent that the holder would own more than 4.99% (or, at the holder’s option prior to issuance, 9.99%) of our outstanding common stock immediately after exercise or conversion, as applicable.  However, upon prior notice from the holder to the Company, a holder with a 4.99% ownership blocker may increase or decrease the amount of ownership of our outstanding common stock up to 9.99% of our outstanding shares, provided that any increase in such ownership limitation shall not be effective until 61 days following notice to us.

In connection with the Purchase Agreement, we entered in a registration rights agreement and agreed to file within 15 days a resale registration statement with the Commission covering certain of the shares of common stock issuable upon the transactions disclosed in this Current Report on Form 8-K and to cause the resale registration statement to become effective within 75 days, assuming “full review” of the resale registration statement by the Commission.

Pursuant to a letter agreement, dated April 23, 2021, as amended (the “Engagement Letter”), the Company engaged H.C. Wainwright & Co., LLC (the “Placement Agent”) as placement agent in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the equity securities described in the Purchase Agreement. We agreed to pay to the Placement Agent a cash fee of 9.0% of the aggregate gross proceeds raised in the Offering, plus a management fee equal to 1.0% of the gross proceeds raised in the Offering and $35,000 for non-accountable expenses. Pursuant to the Engagement Letter, we also agreed to issue to designees of the Placement Agent warrants to purchase up to 9.0% of the aggregate number of shares of Common Stock underlying the Series B Convertible Preferred Stock sold in the Offering, or warrants to purchase up to 1,350,000 shares of common stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Series D Warrants to be issued to the Purchaser in the Offering, except that the Placement Agent Warrants have an exercise price equal to 125% of the offering price per share (or $0.125 per share). Pursuant to the terms of the Engagement Letter, the Placement Agent has the right, for a period of 18 months following the closing of the Offering, to act (i) as financial advisor in connection with any merger, consolidation or similar business combination by the Company and (ii) as sole book-running manager, sole underwriter or sole placement agent in connection with certain debt and equity financing transactions by the Company.

The foregoing summaries of the certificate of designation and Series B Convertible Preferred Stock, Purchase Agreement, Registration Rights Agreement, warrants and Reduction of Exercise Price Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the forms of such documents attached as Exhibits 3.1, 10.1, 10.2, 10.3, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

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Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 related to the Series B Convertible Preferred Stock and Series D Warrants to be issued in the Offering, the Series B Warrants, the Series C Warrants and Placement Agent Warrants and the shares of common stock issuable thereunder is hereby incorporated by reference into this Item 3.02. The issuance of such securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The issuance of securities and the shares of common stock issuable upon the exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 1.01 with respect to the Series B Preferred Stock is incorporated herein by reference. On December 23, 2021, we will file a certificate of designation with the Secretary of State of Nevada, designating 1,500 shares of our preferred stock as Series B Preferred Stock with a stated value equal to $1,000 per share.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Form of Certificate of Designations of Series B Convertible Preferred Stock
4.1	Form of Series B/C Warrant
4.2	Form of Series D Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Reduction of Exercise Price Agreement
10.3	Form of Registration Rights Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Resources Corporation

Date: December 23, 2021	By:	/s/ Jack W. Hanks
Jack W. Hanks,
President and Chief Executive Officer

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